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                                                                    Exhibit 23.1


                              ACCOUNTANTS' CONSENT


Quebecor Printing Inc.
612 St-Jacques Street
Montreal, Quebec  H3C 4M8

Printing Acquisition Inc.
300 Delaware Avenue, Suite 900
Wilmington, Delaware  19801
USA


We hereby consent to the incorporation by reference into the Registration Statement of Quebecor Printing Inc., on Form F-4 (the "Registration Statement") of our report dated January 22, 1999 on the audited Consolidated Financial Statements of Quebecor Printing Inc. as at December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, and to the reference to our firm under the heading "Experts" in the Registration Statement.


(signed) KPMG LLP
Chartered Accountants


Montreal, Canada

September 2, 1999